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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event) FEBRUARY 9, 1996

                    ASSOCIATES CORPORATION OF NORTH AMERICA
             (Exact name of registrant as specified in its charter)

                  DELAWARE
       (State or other jurisdiction of                            74-1494554
                incorporation)                       (I.R.S. Employer Identification No.)

                                            1-6154
                                   (Commission File Number)

          250 E. CARPENTER FREEWAY
                IRVING, TEXAS                                     75062-2729
  (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code (214) 541-4000

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ITEM 5. OTHER EVENTS.

(a) On February 9, 1996, Associates First Capital Corporation ("AFCC"), the immediate parent of the Associates Corporation of North America (the "Company"), announced that a registration statement had been filed with the Securities and Exchange Commission for a potential initial public offering (the "Offering") of up to a 19.8% interest in AFCC's common stock. A copy of the news release dated February 9, 1996 issued by AFCC is attached as Exhibit 20 hereto and incorporated by reference herein.

     Immediately following the Offering, Ford Motor Company, the ultimate parent corporation of AFCC, will own a controlling interest in the common stock of AFCC. No assurance can be made with respect to future capital contributions by AFCC to the Company after the Offering.

(b) The Company is filing herewith its Audited Consolidated Financial Statements as of and for the year ended December 31, 1995. The table below sets forth certain financial information relating to the Company (dollars in millions):

                                                                   YEAR ENDED OR AT DECEMBER 31
                                                                   ----------------------------
                                                                      1995              1994
                                                                   ----------         ---------
RESULTS OF OPERATIONS
  Total revenue...................................................  $ 5,384.4         $ 4,387.9
  Finance charge revenue..........................................    4,805.3           3,866.7
  Interest expense................................................    1,979.8           1,509.7
  Operating expenses..............................................    1,417.8           1,191.6
  Provision for losses............................................      729.7             569.9
  Net Earnings....................................................      708.1             603.5
BALANCE SHEET DATA
  Net finance receivables:
     Consumer.....................................................   24,609.2          21,159.8
     Commercial...................................................   11,759.1           9,815.9
                                                                    ---------         ---------
     Total net finance receivables................................   36,368.3          30,975.7
                                                                    =========         =========
  Allowance for losses............................................   (1,109.2)           (932.4)
  Total assets....................................................   37,023.7          31,687.2
  Total stockholders' equity......................................    4,444.0           3,786.1
SELECTED DATA AND RATIOS
  Earnings to fixed charges.......................................       1.56x             1.64x
  60+Days contractual delinquency (% of outstanding finance
     receivables)
     Consumer.....................................................       2.24%             1.81%
     Commercial...................................................       0.64              0.28
     Total........................................................       1.72              1.33
  Net credit losses to average net finance receivables
     Consumer.....................................................       2.34              2.31
     Commercial...................................................       0.19              0.09
     Total........................................................       1.66              1.61
  Allowance for losses to net finance receivables.................       3.05              3.01

     Contractual delinquency and net credit losses approached historical lows in 1994, reflecting similar trends in overall economic conditions. These trends reversed across all portfolios in 1995, principally as a result of generally less favorable trends in economic conditions. The relationship of the allowance for losses to net finance receivables at December 31, 1995 increased from 1994, reflecting management's opinion that delinquency and net credit losses will continue to increase in 1996. Management believes the allowance for losses at December 31, 1995 is sufficient to provide adequate protection against losses in its portfolios.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (C) Exhibits.

          12         -- Computation of Ratios of Earnings to Fixed Charges
          20         -- News release by Associates First Capital Corporation dated February
                        9, 1996
          24         -- Consent of Independent Accountants
          27         -- Financial Data Schedule
          28         -- Consolidated Financial Statements of Associates Corporation of North
                        America and Report of Independent Accountants

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASSOCIATES CORPORATION OF NORTH AMERICA

                                    By:      /s/  C.D. Longenecker
                                       -----------------------------------------
                                    Executive Vice President and General Counsel

Date: February 13, 1996

                                       -3-
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                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER
---------------------
          12         -- Computation of Ratios of Earnings to Fixed Charges
          20         -- News release by Associates First Capital Corporation dated February
                        9, 1996
          24         -- Consent of Independent Accountants
          27         -- Financial Data Schedule
          28         -- Consolidated Financial Statements of Associates Corporation of North
                        America and Report of Independent Accountants